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                                              Exhibit 23.2
                                              ------------


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Staples, Inc. Amended and Restated 1990 Director Stock Option Plan of our report dated June 29, 1998 with respect to the consolidated financial statements of Staples, Inc. included in its Current Report on Form 8-K dated July 1, 1998, filed with the Securities and Exchange Commission.


                                    /s/ Ernst & Young LLP


                                    ERNST & YOUNG LLP


Boston, Massachusetts
March 3, 1999